Bay Banks of Virginia, Inc. Reports First Quarter 2018 Earnings

Double-Digit Annualized Loan Growth

RICHMOND, Va., May 9, 2018 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., reported financial results for the first quarter of 2018.

The company reported net income of $1.1 million, or $0.09 per diluted share, for the first quarter of 2018 compared to a net loss of $177 thousand, or $0.04 per diluted share, for the first quarter of 2017, and a net loss of $2.4 million, or $0.18 per diluted share, for the fourth quarter of 2017.

Randal R. Greene, President and Chief Executive Officer, commented: "I am pleased with the strong performance delivered by our team in the first quarter of 2018, evidenced by strong first quarter earnings, particularly when excluding nonrecurring items, and strong loan growth. In the last twelve months, we have completed the merger with Virginia BanCorp, relocated our headquarters to the vibrant Richmond area market, strengthened our capital position through a successful share offering, converted core operating systems to a single platform, and added key leaders to our management team. Our management team and growing team of lenders have positioned Virginia Commonwealth Bank for growth, while we strengthen the infrastructure required for a larger organization."

Results for the first quarter of 2017 include the operations of the company prior to its merger with Virginia BanCorp Inc., which was effective April 1, 2017, thus are not comparable to the first quarter of 2018.

First Quarter 2018 compared to Fourth Quarter 2017

Operating Results

  Income before income taxes for the first quarter of 2018 was $1.4 million compared to a loss before income taxes of $2.0 million for the fourth quarter of 2017.
  Interest income for the three months ended March 31, 2018 was $10.7 million, on average interest-earning assets of $905.0 million, compared to $10.5 million for the three months ended December 31, 2017, on average interest-earning assets of $900.6 million. Interest income in the first quarter of 2018 included accretion of acquired loan discounts of $503 thousand, while interest income in the fourth quarter of 2017 included $1.0 million of accretion of acquired loan discounts.
  Interest expense was $2.0 million and $1.9 million for the first quarter of 2018 and the fourth quarter of 2017, respectively, and cost of funds was of 0.95% and 0.92% for the linked quarter periods.
  Net interest margin was 3.83% for the three months ended March 31, 2018 compared to 3.82% for the three months ended December 31, 2017. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the three months ended March 31, 2018 was 3.58%1 compared to 3.31%1 for the three months ended December 31, 2017.
  Provision for loan losses was $320 thousand for the first quarter of 2018, while provision for loan losses in the fourth quarter of 2017 was $3.1 million. The company recorded $2.2 million of provision expense in the fourth quarter of 2017 for a consumer loan pool.
  Non-interest income for the first quarter of 2018 was $1.2 million compared to $733 thousand in the fourth quarter of 2017. Non-interest income in the first quarter of 2018 included a gain of $352 thousand on the discontinuance of the company's post-retirement benefit plan effective March 1, 2018.
  Non-interest expenses for the first quarter of 2018 and fourth quarter of 2017 were $8.1 million and $8.2 million, respectively. Merger related expenses, including system conversion costs, were $363 thousand and $850 thousand for the three months ended March 31, 2018 and December 31, 2017, respectively. Additionally, costs associated with the succession of the company's CFO and costs related to fees incurred in the first quarter of 2018 in the completion of the company's year-end reporting totaled approximately $1.0 million.

Balance Sheet

  Loans, net of allowance for loan losses, were $783.0 million at March 31, 2018 compared to $758.7 million at December 31, 2017, an annualized growth rate of nearly 13%.
  Total assets were $994.7 million at March 31, 2018 compared to $970.6 million at December 31, 2017.
  Deposits were $797.0 million at March 31, 2018 compared to $761.8 million at December 31, 2017. Non-interest-bearing accounts comprised 15.6% of total deposits, an increase from 13.5% at December 31, 2017.
  Shareholders' equity was $114.9 million and $114.6 million at March 31, 2018 and December 31, 2017, respectively. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $7.901 and $7.881 at March 31, 2018 and December 31, 2017, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of March 31, 2018 and December 31, 2017.
  Return on average assets and return on average equity, both annualized, were 0.46% and 3.92%, respectively, for the three months ended March 31, 2018, while these same measures were (0.99)% and (8.24)% for the three months ended December 31, 2017, respectively.

Asset Quality

  Non-performing assets were $9.5 million, or 0.95% of total assets, as of March 31, 2018 compared to $10.8 million, or 1.11% of total assets, as of December 31, 2017. Net charge-offs to average loans was 0.09% and 0.50% for the three months ended March 31, 2018 and December 31, 2017, respectively.
  The ratio of allowance for loan losses to total gross loans was 1.00% and 1.01% at March 31, 2018 and December 31, 2017, respectively. The company's allowance for loan losses does not include discounts recorded on acquired loans. The ratio of allowance for loan losses plus remaining discounts on acquired loans to total gross loans (adding the remaining discounts on acquired loans) was 1.65%1 and 1.76%1 at March 31, 2018 and December 31, 2017, respectively.

Outlook

Greene concluded: "I believe we are well positioned to capture an under-served segment in our target markets. Recent consolidations have left a void, particularly in the Richmond and Hampton Roads areas. A community bank nearing the $1 billion asset mark should benefit from the recent bank mergers. I am excited to share that we will soon have a base in Virginia Beach and see great potential with our team on the ground to grow both loans and deposits. At the same time, on the back side of 2017, we are addressing infrastructure needs to support and mitigate the risks that come with growth. There is much opportunity, yet much to accomplish. Our team is coming together to meet the challenge."

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930's, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 18 banking offices located throughout the Richmond market area, the Northern Neck region, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration along with investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: the ability to successfully implement integration plans associated with the Virginia BanCorp merger (the "Merger"), which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the Merger within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the Merger; changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited)

CONSOLIDATED BALANCE SHEETS
	March 31, 2018	December 31, 2017
(dollars in thousands, except share data)
ASSETS
Cash and due from banks	$ 7,774	$ 9,396
Interest-bearing deposits	52,564	41,971
Certificates of deposit	3,224	3,224
Federal funds sold	3,358	6,961
Available-for-sale securities, at fair value	75,434	77,153
Restricted securities	5,510	5,787
Loans receivable, net of allowance for loan losses
of $7,923 and $7,770, respectively	782,965	758,726
Loans held for sale	414	1,651
Premises and equipment, net	17,661	17,463
Accrued interest receivable	2,844	3,194
Other real estate owned, net	2,593	4,284
Bank owned life insurance	18,900	18,773
Goodwill	10,374	10,374
Mortgage servicing rights	930	999
Core deposit intangible	2,780	2,991
Other assets	7,351	7,609
Total assets	$ 994,676	$ 970,556

LIABILITIES
Noninterest-bearing deposits	$ 124,572	$ 103,037
Savings and interest-bearing demand deposits	299,216	299,820
Time deposits	373,163	358,989
Total deposits	796,951	761,846

Securities sold under repurchase agreements	6,551	9,498
Federal Home Loan Bank advances	60,000	70,000
Subordinated notes, net of issuance costs	6,881	6,877
Other liabilities	9,374	7,781
Total liabilities	879,757	856,002

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares;
outstanding - 13,223,096 and 13,203,605 shares, respectively) (1)	66,115	66,018
Additional paid-in capital	37,189	37,142
Unearned employee stock ownership plan shares	(1,088)	(1,129)
Retained earnings	14,803	13,679
Accumulated other comprehensive loss, net	(2,100)	(1,156)
Total shareholders' equity	114,919	114,554
Total liabilities and shareholders' equity	$ 994,676	$ 970,556

(1) Preferred stock is authorized; however, none was outstanding as of March 31, 2018 and December 31, 2017.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(dollars in thousands, except per share data)	March 31, 2018	March 31, 2017
INTEREST INCOME
Loans, including fees	$ 9,984	$ 4,388
Securities:
Taxable	397	269
Tax-exempt	120	114
Federal funds sold	74	1
Interest-bearing deposit accounts	98	7
Certificates of deposit	19	19
Total interest income	10,692	4,798

INTEREST EXPENSE
Deposits	1,607	630
Federal funds purchased	-	10
Securities sold under repurchase agreements	-	3
Subordinated notes	128	117
Federal Home Loan Bank advances	313	154
Total interest expense	2,048	914
Net interest income	8,644	3,884
Provision for loan losses	320	190
Net interest income after provision for loan losses	8,324	3,694

NON-INTEREST INCOME
Income from fiduciary activities	247	245
Service charges and fees on deposit accounts	135	212
Non-deposit product income	132	80
Other service charges and fees	50	171
Secondary market lending income	133	115
Increase in cash surrender value of bank owned life insurance	127	75
Net losses on available-for-sale securities	-	(5)
Net losses on disposition of other assets	(69)	-
Gain on curtailment of post-retirement benefit plan	352	-
Other income	91	60
Total non-interest income	1,198	953

NON-INTEREST EXPENSE
Salaries and employee benefits	4,106	2,824
Occupancy	795	439
Data processing	548	204
Bank franchise tax	176	76
Telecommunications	106	28
FDIC assessments	183	85
Foreclosed property	12	10
Consulting	383	54
Advertising and marketing	68	95
Directors' fees	168	111
Audit and accounting fees	363	83
Merger related	363	300
Intangible amortization	211	-
Net other real estate owned (gains) losses	(141)	96
Other	807	540
Total non-interest expense	8,148	4,945
Income (loss) before income taxes	1,374	(278)
Income tax expense (benefit)	250	(121)
Net income (loss)	$ 1,124	$ (177)
Basic and diluted earnings (loss) per share	$ 0.09	$ (0.04)

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017	2017	2017
Select Consolidated Balance Sheet Data
Total assets	$ 994,676	$ 970,556	$ 959,936	$ 867,392	$ 504,207
Cash, interest-bearing deposits and federal funds sold	63,696	58,328	75,223	41,011	12,249
Available-for-sale securities, at fair value	75,434	77,153	71,893	54,448	49,826
Loans:
Mortgage loans on real estate	624,424	609,637	594,761	522,458	355,323
Commercial and industrial	129,225	114,093	99,637	85,939	46,205
Consumer loans	37,011	42,566	48,640	41,229	3,324
Loans receivable, net	790,660	766,296	743,038	649,626	404,852
Unamortized deferred loan costs	228	200	1,590	316	409
Allowance for loan losses (ALL)	(7,923)	(7,770)	(4,920)	(4,241)	(3,993)
Net loans	782,965	758,726	739,708	645,701	401,268
Loans held for sale	414	1,651	162	55,620	-
Other real estate owned	2,593	4,284	5,159	5,360	2,436

Total liabilities	$ 879,757	$ 856,002	$ 842,148	$ 782,914	$ 462,590
Deposits:
Noninterest-bearing deposits	124,572	103,037	99,531	97,299	77,369
Savings and interest-bearing deposits	299,216	299,820	297,150	282,056	169,027
Time deposits	373,163	358,989	338,732	309,619	136,104
Total deposits	796,951	761,846	735,413	688,974	382,500
Securities sold under repurchase agreements	6,551	9,498	17,091	10,786	8,489
Federal Home Loan Bank advances	60,000	70,000	75,000	70,000	60,000
Subordinated notes, net of issuance costs	6,881	6,877	6,873	6,868	6,864

Shareholders' equity	114,919	114,554	117,788	84,478	41,617

Condensed Consolidated Statements of Operations
Interest income	$ 10,692	$ 10,514	$ 9,496	$ 8,892	$ 4,798
Interest expense	2,048	1,945	1,694	1,448	914
Net interest income	8,644	8,569	7,802	7,444	3,884
Provision for loan losses	320	3,101	1,075	568	190
Non-interest income	1,198	733	1,070	1,143	953
Non-interest expense	8,148	8,204	6,782	7,208	4,945
Income (loss) before taxes	1,375	(2,003)	1,015	811	(298)
Income tax expense (benefit)	250	391	273	254	(121)
Net income (loss)	$ 1,125	$ (2,394)	$ 742	$ 557	$ (177)

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017	2017	2017
Per Share Data
Basic earnings (loss) per share	$ 0.09	$ (0.18)	$ 0.07	$ 0.06	$ (0.04)
Diluted earnings (loss) per share	0.09	(0.18)	0.07	0.06	(0.04)
Dividends per share	-	0.04	0.04	0.04	-
Book value per share	8.69	8.68	8.93	8.99	8.69
Tangible book value per share (1)	7.90	7.88	8.25	8.02	8.31
Shares outstanding at end of period	13,223,096	13,203,605	13,193,983	9,399,138	4,787,356
Weighted average shares outstanding, basic	13,038,593	13,036,057	10,488,227	9,374,157	4,776,800
Weighted average shares outstanding, diluted	13,106,214	13,108,400	10,557,623	9,445,338	4,776,800

Performance Ratios (tax-equivalent basis):
Yield on average interest-earning assets	4.74%	4.69%	4.40%	4.46%	4.25%
Cost of funds	0.95%	0.92%	0.83%	0.75%	0.82%
Net interest spread	3.64%	3.64%	3.43%	3.66%	3.26%
Net interest margin (NIM)	3.83%	3.82%	3.62%	3.80%	3.45%
NIM, excluding acquisition accounting adjustments (1)	3.58%	3.31%	3.39%	3.51%	3.45%
Average interest-earnings assets to total average assets	92.10%	93.30%	94.99%	92.83%	93.44%
Return on average assets (annualized)	0.46%	-0.99%	0.32%	0.26%	-0.14%
Return on average equity (annualized)	3.92%	-8.24%	3.10%	2.65%	-1.70%
Merger related expense	$ 363	$ 850	$ 141	$ 685	$ 300
Average assets	982,616	965,246	913,664	851,071	489,064
Average interest-earning assets	904,991	900,617	867,853	790,072	456,957
Average interest-bearing liabilities	747,813	742,043	715,878	667,735	370,197
Average shareholders' equity	114,736	116,171	95,650	84,170	41,661
Shareholders' equity to total assets ratio	11.55%	11.80%	12.27%	9.74%	9.74%

Asset Quality Data and Ratios:
Nonaccrual loans	$ 6,892	$ 6,496	$ 4,799	$ 5,362	$ 5,820
Loans past due 90 days or more and still accruing (excludes purchased credit-impaired loans)	-	48	-	-	-
Other real estate owned	2,593	4,284	5,159	5,360	2,436
Total non-performing assets	9,485	10,828	9,958	10,722	8,256
Net charge-offs (recoveries)	167	948	397	320	60
Net charge-offs to average loans (annualized)	0.09%	0.50%	0.22%	0.20%	0.06%
Total non-performing assets to total assets	0.95%	1.11%	1.04%	1.24%	1.64%
Total loans to total assets	79.49%	78.95%	77.40%	74.89%	74.89%
ALL to gross loans	1.00%	1.01%	0.66%	0.65%	0.99%
ALL plus acquisition accounting adjustments (discounts) on acquired loans to gross loans (1)	1.65%	1.76%	1.38%	1.53%	N/A

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017	2017	2017
Reconciliation of Non-GAAP Financial Measures (1)
NIM, excluding acquisition accounting adjustments
Interest income	$ 10,692	$ 10,514	$ 9,496	$ 8,892
Add: tax-equivalent yield adjustment for tax-exempt securities (a)	32	21	60	59
Less: accretion of discounts on acquired loans	503	1,047	409	451
Interest income, adjusted	10,221	9,488	9,147	8,500
Average interest-earning assets	$ 904,991	$ 900,617	$ 867,853	$ 790,073
Yield on interest-earning assets, excluding accretion of discounts on acquired loans	4.52%	4.21%	4.22%	4.30%
Interest expense	$ 2,048	$ 1,944	$ 1,694	$ 1,448
Add: amortization of premium on acquired time deposits	68	88	103	117
Interest expense, adjusted	2,116	2,032	1,797	1,565
Net interest income, excluding acquisition accounting adjustments	8,105	7,456	7,350	6,935
Average interest-bearing liabilities	$ 747,813	$ 742,043	$ 715,878	$ 667,735
Cost of interest-bearing liabilities, excluding amortization of premium on acquired time deposits	1.13%	1.10%	1.00%	0.94%
NIM, excluding acquisition accounting adjustments	3.58%	3.31%	3.39%	3.51%

ALL plus discounts on acquired loans to gross loans
Allowance for loan losses	$ 7,923	$ 7,770	$ 4,920	$ 4,241
Add: discounts on acquired loans	5,212	5,792	5,375	5,812
ALL plus discounts on acquired loans	13,135	13,562	10,295	10,053
Gross loans + discounts on acquired loans	$ 796,100	$ 771,459	$ 745,083	$ 656,288
ALL plus discounts on acquired loans to gross loans	1.65%	1.76%	1.38%	1.53%

Tangible book value per share
Total shareholders' equity	$ 114,919	$ 114,554	$ 117,788	$ 84,478	$ 41,617
Less: intangible assets, net of deferred tax liability (a)	10,392	10,558	8,965	9,115	1,853
Tangible shareholders' equity	$ 104,527	$ 103,996	$ 108,823	$ 75,363	$ 39,764
Shares outstanding at end of period	13,223,096	13,203,605	13,193,983	9,399,138	4,787,356
Tangible book value per share	$ 7.90	$ 7.88	$ 8.25	$ 8.02	$ 8.31

(a) Assumes a federal tax rate of 21% for the periods ended March 31, 2018 and December 31, 2017 and a 34% federal tax rate for the other periods ended presented.

(1) Non-GAAP (generally accepted accounting principles) financial measure. Set forth above are calculations of each of the non-GAAP financial measures included in the
Supplemental Financial Data tables. NIM, excluding acquisition accounting adjustments, ALL plus discounts on acquired loans to gross loans, and tangible book value per share are supplemental financial measures that are not required nor presented in accordance with GAAP. Management believes ALL plus discounts on acquired loans as a percentage of gross loans and tangible book value per share are meaningful because they are measures management uses to assess asset quality and capital levels, respectively. Management believes that NIM, excluding acquisition accounting adjustments is meaningful because management uses it to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.